Exhibit 99.2

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2020

(unaudited)

TABLE OF CONTENTS

Page
Condensed Consolidated Financial Statements (Unaudited)
Consolidated Balance Sheet as of September 30, 2020	3
Consolidated Statement of Income for the nine months ended September 30, 2020	4
Consolidated Statement of Stockholders’ and Members’ Equity for the nine months ended September 30, 2020	5
Consolidated Statement of Cash Flows for the nine months ended September 30, 2020	6
Notes to Condensed Consolidated Financial Statements	7-14

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet September 30, 2020

(in thousands)

(Unaudited)

Assets

Current Assets:
Cash	$122
Accounts receivable, net (Note 2)	1,452
Inventory, net (Note 3)	3,183
Total current assets	4,757

Property and equipment, net (Note 4)	2,073
Due from officers (Note 6)	-
Total Assets	$6,830

Liabilities And Stockholders' And Members' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,207
Other liabilities	250
Current portion of long-term debt (Note 7)	-
Deferred revenue (Note 8)	3,043
Total current liabilities	4,500

Long-term debt (Note 7)	-

Total liabilities	4,500

Stockholders' and members' equity	2,330

Total Liabilities and Stockholders' and Members' Equity	$6,830

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statement of Income

For the Nine Months Ended September 30, 2020

 (in thousands)

(Unaudited)

Net sales	$15,493

Cost of goods sold	11,731

Gross profit	3,762

Operating expenses	1,649

Operating profit	2,113

Other income (expenses):
Gain on sale of property and equipment	341
Interest income	25
Interest expense	(17)
Total other income (expenses), net	349

Consolidated Net Income	$2,462

Net income attributable to non-controlling interest	$98

Net income attributable to controlling interest	2,364

Consolidated Net Income	$2,462

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders' and Members' Equity

For the Nine Months Ended September 30, 2020

 (in thousands)

(Unaudited)

	Total	Common Stock*	Treasury Stock **	Retained Earnings	Non-Controlling Interest/VIE's

Balance at December 31, 2019	$ 8,787	$279	$(1)	$6,502	$2,007
Consolidated net income	2,462	-	-	2,364	98
Distributions, net	(8,919)	-	-	(8,487)	(432)
Balance at September 30, 2020	$2,330	$279	$(1)	$379	$1,673

*Common stock - no par value, 200 shares authorized, 73 shares issued, and 63 shares outstanding

**Treasury stock - 10 shares at cost

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Nine Months Ended September 30, 2020

 (in thousands)

(Unaudited)

Operating activities:
Consolidated net income	$2,462
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	126
Provision for losses on accounts receivable	14
Gain on sale of property and equipment	(341)
Reserve for inventory obsolescence	324
Changes in operating assets and liabilities:
Accounts receivable	3,719
Inventory	(716)
Accounts payable, accrued expenses, and deferred revenue	(1,449)
Net cash flows from operating activities	4,139

Investing activities:
Property and equipment expenditures	(15)
Proceeds from sale of property and equipment	491
Principal repayments on amounts due from officers	1,628
Net cash flows for investing activities	2,104

Financing activities:
Stockholders' and members' distributions, net	(8,919)
Extinguishment of debt	(433)
Net cash flows for financing activities	(9,352)

Net decrease in cash	(3,109)

Cash - beginning	3,231

Cash - ending	$122

Supplemental disclosures of cash flows information:

Interest Paid	$18

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

 Notes to Consolidated Financial Statements

Note 1: Summary Of Significant Accounting Policies

Background information

Primary beneficiary:

Northeast Power Systems, Inc. (the “Company”) was formed in January 1995 under the laws of New York State and the corporate headquarters are located in Queensbury, New York. The Company is a global provider of medium-voltage metal-enclosed power capacitor banks and harmonic filter banks for use on electric power systems. The Company also offers onsite startup, commissioning, and maintenance services, as well as power system analysis and filter design studies.

These unaudited condensed consolidated financial statements of the Company have been prepared on a going concern basis in accordance with United States generally accepted accounting principles (“GAAP”). The going concern basis of presentation assumes that the Company will continue operations and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those instructions. The unaudited condensed consolidated financial statements, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the interim periods ended September 30, 2020 and the financial position at September 30, 2020; however, these results are not necessarily indicative of results which may be expected for the full year. The interim condensed consolidated financial statements, and notes thereto, should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019, and financial notes.

The Company extends credit to businesses in a variety of industries throughout the United States as well as globally.

The Company pays commissions to and collects dividends from NEPSI International, Inc.

The Company pays rent to Northeast Power Realty, LLC.

Variable interest entities (VIEs):

Northeast Power Realty, LLC was formed in April 1999 under the laws of the State of New York. The Company was formed for the purpose of acquiring and renting property and warehouse space located in Queensbury, New York. The Company primarily rents property and warehouse space to Northeast Power Systems, Inc.

Basis of consolidation - Accounting principles generally accepted in the United States of America require certain VIEs to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

These consolidated financial statements include the financial statements of Northeast Power Systems, Inc. and wholly-owned subsidiary NEPSI International, Inc. and VIE, Northeast Power Realty, LLC, of which Northeast Power Systems, Inc. is the primary beneficiary. All transactions and balances between Northeast Power Systems, Inc. and the subsidiaries have been eliminated upon consolidation.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1: Summary Of Significant Accounting Policies (Continued)

Accounts receivable and allowance for doubtful accounts - Accounts receivable are comprised of amounts billed and currently due from customers. Accounts receivable are amounts related to any unconditional right the Company has to receive consideration. Receivables are considered past due when payment is not received within the period allowed under the terms of the sale or contract. Periodically, management reviews past due receivables and allows for all accounts deemed uncollectible after all reasonable collection efforts have been exhausted. The allowance for doubtful accounts is principally comprised of amounts considered to be appropriate, based primarily upon the Company’s past credit loss experience and an evaluation of potential losses in the receivables outstanding.

Inventory - Inventory is stated at the lower of cost or net realizable value with cost being determined by the first-in, first-out (FIFO) method. The Company records obsolescence and any adjustments to net realizable value (if lower than cost) based on current and anticipated demand, customer needs, and market conditions. Physical inventories are taken at least annually, and inventory records are adjusted accordingly.

Depreciation - The cost of property and equipment is depreciated over the estimated useful lives of the related assets using the straight-line and accelerated methods.

Amortization - The cost of mortgage closing costs is being amortized on the straight-line method over their useful lives.

Advertising - Advertising costs are charged to operations when incurred.

Shipping and handling charges - The Company has elected to treat freight and delivery charges for the delivery of goods as a fulfillment activity rather than a separate performance obligation. The Company’s shipping and handling costs are included in cost of sales.

Income taxes - The stockholders of Northeast Power Systems, Inc. have elected to be taxed as a Small Business Corporation under Section 1362 of the Internal Revenue Code and section 660 of article 22 of the New York State Tax Law. Under these provisions all items of taxable income, expense, and tax credits are passed through to its stockholders.

Northeast Power Realty, LLC is a partnership and, as such, is not subject to income taxes. Net income or loss from operations is reported on the members’ personal income tax returns.

NEPSI International, Inc. is an IC-DISC and, as such, is not subject to income taxes. Net income or loss from operations is reported on the parent company's income tax return.

Tax positions are evaluated and recognized in the consolidated financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1: Summary Of Significant Accounting Policies (Continued)

Estimates - The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The application of these accounting principles involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. The Company periodically evaluates estimates and assumptions used in the preparation of the consolidated financial statements and makes changes on a prospective basis when adjustments are necessary. Significant estimates made by the Company in the accompanying consolidated financial statements include computing the allowance for doubtful accounts and inventories. Actual results could differ from these estimates.

Recently issued accounting standards - In May 2014, ASU 2014-09, Revenue from Contracts with Customers (Topic 606), was issued that replaces the existing revenue recognition framework regarding contracts with customers. This standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires disclosures of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The standard is designed to create greater comparability for financial statement users across industries, jurisdictions, and capital markets, and also requires enhanced disclosures. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application.  Specifically, ASC 606, Revenue from Contracts with Customers, for which the effective date will be deferred (on an optional basis) for private companies (which includes those entities that are not public business entities [as defined by the Master Glossary of the ASC]) and not-for-profit entities that have not yet issued financial statements reflecting the adoption of ASC 606.  For these entities, the FASB will defer the effective date of ASC 606 to annual reporting periods beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes leasing guidance in Topic 840, Leases. Under the new guidance, all leasing arrangements with terms greater than twelve months are required to recognize lease assets and lease liabilities on the consolidated balance sheets. Leases will be classified as either finance or operating, with classification affecting the expense recognition in the consolidated statements of income. In October 2019 and again in June 2020, FASB issued deferrals of the effective date. The new standard is now effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022.

The Company is currently evaluating the effects that these standards will have on its consolidated financial statements.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 2: Accounts Receivable

Accounts receivable at September 30, 2020 consist of:

Accounts receivable - trade	$1,466
Less: allowance for doubtful accounts	14

Total	$1,452

Bad debt expense charged to operations for the nine months ended September 30, 2020 was $36 thousand.

Note 3: Inventory

Inventory at September 30, 2020 consists of:

Raw materials	$3,299
Work in progress	2,146
Finished goods	170
Inventory reserve	(2,432)

Total	$3,183

Reserves for inventory considered to be excess or obsolete in the amount of $324 thousand were charged to cost of goods sold for the nine months ended September 30, 2020.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 4: Property and Equipment

Property and equipment, stated on the consolidated balance sheet at cost less accumulated depreciation, at September 30, 2020 consist of:

		Accumulated
Item	Cost	Depreciation
Land	$96	$-
Buildings and improvements	2,315	477
Machinery and equipment	972	833
Vehicles	92	92
Furniture, fixtures, and computer equipment	349	349
	3,824	$1,751
Less: accumulated depreciation	1,751
Total	$2,073

Depreciation expense charged to operations for the nine months ended September 30, 2020 was $126 thousand.

Note 5: Short-Term Borrowings

The Company has a $2,500,000 line of credit with a bank. The line of credit is secured by certain assets of the Company. Interest is charged at the prime rate plus 0.75% (the prime rate was 3.25% at September 30, 2020). The Company had $2,500,000 available at September 30, 2020.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 6: Related Party Transactions

During the nine months ended September 30, 2020, the Company was involved in various transactions with stockholders of the Company.  As of September 30, 2020 all amounts due from officers were settled prior to the Acquisition completed on October 1, 2020.  Transactions and balances with the related parties at September 30, 2020 consist of:

Due to and from related individuals
Due From Officers - Loans to officers with no specific repayment terms and interest payable at the applicable AFR rate.	$0

Income and expenses
Interest Income - Collected from Officers	$20

Note 7: Long-Term Debt

Northeast Power Realty, LLC had two mortgages payable to a bank. The mortgages were due ranging from August 2021 to July 2032 in monthly payments ranging from $1,680 to $3,573 including interest payable at rates ranging from 4.12%to 4.875%. These mortgages were paid off prior to the Acquisition completed on October 1, 2020. As of September 30, 2020 there was no debt remaining.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 7: Long-Term Debt (Continued)

Total interest expense for the nine months ended September 30, 2020 was $17 thousand.

Note 8: Deferred Revenue

Deferred revenue includes amounts recorded when customers remit contractual cash payments in advance of us satisfying performance obligations under contractual arrangements. Customer deposits are derecognized when revenue is recorded, either when a milestone is met triggering the contractual right to bill or when the performance obligation is satisfied.

Note 9: Employee Benefit Plan

Northeast Power Systems, Inc. has adopted a 401(k) profit sharing plan covering substantially all of its employees. The annual contribution is at the discretion of the Company’s management.  There were no contributions for the nine months ended September 30, 2020.

Note 10: Concentrations Of Credit Risk

Financial instruments that potentially subject Northeast Power Systems, Inc. and Subsidiaries to concentrations of credit risk consist principally of cash in financial institutions. Accounts at each institution are insured up to the Federal Deposit Insurance Corporation limits.

NORTHEAST POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 11: Commitments And Contingencies

The Company follows the guidance for uncertainty in income taxes. As of September 30, 2020, the Company believes that it has appropriate support for the income tax positions taken and to be taken on its tax returns based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter. The Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are no material amounts of unrecognized tax benefits.

Note 12: Variable Interest Entities

Northeast Power Systems, Inc. is the primary beneficiary of Northeast Power Realty, LLC which qualifies as variable interest entity. This determination was based on the fact that the Company has guaranteed the debt of the VIE and directs the activities of the VIE based on the relationship listed in Note 1 of these consolidated financial statements. Except for amounts contractually required, Northeast Power Systems, Inc. did not provide any further financial support to Northeast Power Realty, LLC.

The assets and liabilities and revenues and expenses of the Northeast Power Realty, LLC have been included in the accompanying consolidated financial statements. As of September 30, 2020, the VIE had assets of $1,935 thousand and no remaining liabilities.

Apart from those amounts, creditors and beneficial holders of Northeast Power Realty, LLC have no recourse to the assets or general credits of Northeast Power Systems, Inc.

Note 13: Subsequent Events

Subsequent events have been evaluated through December 14, 2020, which is the date the consolidated financial statements were available to be issued.

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which could negatively impact business operating results and cause volatility in financial markets. However, the duration and any related financial impact is unknown at this time.

On October 1, 2020, Northeast Power Systems, Inc. and Subsidiaries (the Company) entered into a Stock Purchase Agreement with American Superconductor Corporation (AMSC).  Pursuant to the terms of the Stock Purchase Agreement and concurrently with entering into such agreement, the Company sold all of the issued and outstanding (i) shares of capital stock of Northeast Power Systems, Inc. and (ii) membership interests of Northeast Power Realty, LLC.  Northeast Power Systems, Inc. became a wholly-owned subsidiary of AMSC and will be operated by their grid business unit. The sale price was $26 million in cash and 873,657 restricted shares of common stock of AMSC.  The transaction also includes an earn-out opportunity with the potential for the issuance of up to an additional 1.0 million shares of common stock of AMSC to the selling stockholders based on the achievement by Northeast Power Systems, Inc. of certain revenue targets for the fiscal years ending March 31, 2021 through March 31, 2024.